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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                                                                                        Name Under
                                                     State of                           Which Sub
           Name                                      Incorporation                      Does Business
           ----                                      -------------                      -------------
         Strato(R)/Infusaid(TM) Inc.              Massachusetts                    Strato(R)/Infusaid(TM)
                                                                                     Inc.

         Horizon Acquisition Corp.                Georgia                          NeoStar Medical(R)

         Stepic Corporation                       New York                         Stepic Corporation